Exhibit No. 21





                   SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

                                                                   Jurisdiction
Name of Subsidiary                                                 of Incorporation
------------------                                                 ----------------
1890 Insurance Agency, Inc.                                        Wyoming
Airy Insurance Center, Inc.                                        Pennsylvania
Express Quote Services, Inc.                                       Florida
Garden Sun Insurance Services, Inc.                                Hawaii
Greenberg Financial Insurance Services, Inc.                       California
Husky Sun Insurance Services, Inc.                                 Washington
Insurance Confirmation Services, Inc.                              Delaware
Lakeside Insurance Agency, Inc.                                    Ohio
Maryland Auto Insurance Solutions, Inc.                            Maryland
Midland Financial Group, Inc.                                      Tennessee
    Agents Financial Services, Inc. (40% owned)                    Florida
    Progressive Home Insurance Company                             Ohio
        Specialty Risk Insurance Company                           Ohio
    Midland Risk Services, Inc.                                    Tennessee
        Midland Risk Services - Arizona, Inc.                      Arizona
Mountain Laurel Assurance Company                                  Pennsylvania
Mountainside Insurance Agency, Inc.                                Colorado
National Continental Insurance Company                             New York
Pacific Motor Club                                                 California
PCIC Canada Holdings, Ltd.                                         Canada
    3841189 Canada Inc.                                            Canada
Progny Agency, Inc.                                                New York
Progressive Adjusting Company, Inc.                                Ohio
Progressive Agency Holdings Corp.                                  Ohio
       Barry Scott Companies, Inc.                                 Delaware
        Barry Scott Agency, Inc.                                   New York
        Baron Cycle, Inc.                                          New York
        Barry Scott Acquisition Corp.                              New York
             Aard-Vark Agency, Ltd.                                New York
Progressive American Insurance Company                             Florida
    Bayside Underwriters Insurance Agency, Inc.                    Florida
Progressive American Life Insurance Company                        Ohio
    Progressive Life Insurance, Ltd.                               Turks & Caicos Islands
Progressive Auto Pro Insurance Agency, Inc.                        Florida
Progressive Auto Pro Insurance Company                             Florida
Progressive Bayside Insurance Company                              Florida
Progressive Capital Management Corp.                               New York
Progressive Casualty Insurance Company                             Ohio
    PC Investment Company                                          Delaware
    Progressive Gulf Insurance Company                             Mississippi
    Progressive Specialty Insurance Company                        Ohio
Progressive Classic Insurance Company                              Wisconsin
Progressive Consumers Insurance Company                            Florida
Progressive DirecTrac Service Corp.                                Texas

Progressive Express Insurance Company                                      Florida
Progressive Halcyon Insurance Company                                      Ohio
Progressive Hawaii Insurance Corp.                                         Ohio
Progressive Insurance Agency, Inc.                                         Ohio
Progressive Investment Company, Inc.                                       Delaware
    RRM Holdings, Inc.                                                     Delaware
Progressive Marathon Insurance Company                                     California
Progressive Max Insurance Company                                          Ohio
Progressive Michigan Insurance Company                                     Michigan
Progressive Mountain Insurance Company                                     Colorado
Progressive Northeastern Insurance Company                                 New York
Progressive Northern Insurance Company                                     Wisconsin
    Progressive Premier Insurance Company of Illinois                      Illinois
    Progressive Universal Insurance Company of Illinois                    Illinois
Progressive Northwestern Insurance Company                                 Washington
Progressive Paloverde Insurance Company                                    Arizona
Progressive Preferred Insurance Company                                    Ohio
Progressive Premium Budget, Inc.                                           Ohio
Progressive Resource Services Company                                      Ohio
Progressive Security Insurance Company                                     Louisiana
Progressive Southeastern Insurance Company                                 Florida
Progressive Specialty Insurance Agency, Inc.                               Ohio
Progressive West Insurance Company                                         California
Silver Key Insurance Agency, Inc.                                          Nevada
The Progressive Agency, Inc.                                               Virginia
United Financial Casualty Company                                          Missouri
United Financial Insurance Agency, Inc.                                    Washington
Village Transport Corp.                                                    Delaware
Wilson Mills Land Co.                                                      Ohio



Except as indicated, each subsidiary is wholly owned by its parent.